SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2003

RENAL CARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27640	62-1622383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 West End Avenue, Suite 600, Nashville, Tennessee 37203

(Address, including zip code, of principal executive offices)

(615) 345-5500

(Registrant’s telephone number, including area code)

Signature
PRESS RELEASE
EX-99.2 PRESS RELEASE

Item 5. Other Events.

      On March 20, 2003, Renal Care Group, Inc. (the “Company”) issued a press release relating to the death of Sam A. Brooks, the Company’s Chairman of the Board, President, and Chief Executive Officer. The Company also issued a press release regarding the appointment of William P. Johnston as the Non-Executive Chairman of the Board following the death of Sam A. Brooks. The press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits.

(a) None.

(b) None.

(c) Exhibits.

99.1	Press Release issued March 20, 2003, regarding the death of Sam A. Brooks
99.2	Press Release issued March 20, 2003, regarding the appointment of William P. Johnston as Non-Executive Chairman of the Board following the death of Sam Brooks

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.

By:	/S/ R. Dirk Allison

Name:	R. Dirk Allison

Title:	Executive Vice President

Date: March 24, 2003